POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints Heath Weisberg, signing singly,with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

        (1) execute for and on behalf of the undersigned any applications, reports, or documents required or deemed appropriate by the attorney-in-fact to file pursuant to (i) the United States Securities Exchange Act of 1934, as amended, or any rule, or regulation thereunder, including, without limitation, Schedules 13D, 13G, 13F, and 13H, andForms 3, 4, and 5, (ii) the Securities Act of 1933, as amended, or any rule or regulation thereunder, including, without limitation, Form 144, (iii) the U.S. Commodity Exchange Act, as amended or any rule or regulation thereunder, or (iv) the statutes, rules or regulations of any other domestic or foreign governmental or self-regulatory authority;

        (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such applications, reports, or documents;

        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the applicable statutes, rules and regulations.

        This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or otherwise terminated by my death or other event described in section 5-1511 of the New York General Obligations Law.

SIGNATURE AND ACKNOWLEDGMENT:

        In Witness Whereof I have hereunto signed my name on the 9th day of May, 2013.

        /s/ Bruce Kovner
        ----------------------
        Bruce Kovner


STATE OF NEW YORK    )
                     )  ss:
COUNTY OF NEW YORK   )

        On the 9th day of May 2013, before me, the undersigned, personally appeared Bruce Kovner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

        /s/ Cynthia Rosel Rivera
        ------------------------
        Notary Public

AGENT'S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

        I, Heath N. Weisberg, have read the foregoing Power of Attorney. I am the person identified therein as agent and attorney-in-fact for the principal named therein.

        I acknowledge my legal responsibilities.

        /s/ Heath N. Weisberg
        ------------------------
        Heath N. Weisberg


STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

        On the 9th day of May, 2013, before me, the undersigned, personally appeared Heath N. Weisberg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

        /s/ Cynthia Rosel Rivera
        ------------------------
        Notary Public